Exhibit 99.1
FOR IMMEDIATE RELEASE
Natural Health Trends Appoints Stephanie S. Hayano President and CEO
Will Serve as a Company Director
DALLAS—(BUSINESS WIRE)—July 31, 2006 — Natural Health Trends Corp. (NASDAQ: BHIP- News), a leading international direct selling company, today announced the appointment of Stephanie S. Hayano as President and Chief Executive Officer, effective July 31. Ms. Hayano will also join the company’s Board of Directors. The CEO position had been vacant since April 2006.
Ms. Hayano, 52, has significant experience in marketing, sales and operations management of mass and direct marketed products. She was selected for the NHT position because of her extensive and successful track record managing corporate turnarounds and leading diverse, international management teams. Most recently, she was the president of her own consulting company where she executed brand re-positionings, distribution strategies and marketing plans on a global level.
Previously, Hayano was general manager and COO of the Personal Care Division of Cosmopolitan Cosmetics, a $150 million division of Proctor & Gamble’s Wella unit, where she led a new management team that turned around an unprofitable cosmetics division. Prior to Cosmopolitan, she was executive vice president of AM Products, a $120 million manufacturer of value-driven cosmetics products and oversaw a major reorganization of the company. From 1993 until 1999, Ms. Hayano served as vice president of marketing for Del Laboratories’ “Sally Hansen” and “Naturistics” brands where she achieved market leadership for “Sally Hansen” and introduced one of the first families of natural brand products to the mass market.
Ms. Hayano began her career with Estee Lauder in operations and transitioned to manager of international marketing in the late 1970’s. She went on to serve as director of global marketing for Halston/Orlane; vice president of worldwide business planning and strategic development for Parfums Sterns, a division of Avon Products; and vice president of business development and acting general manager at La Prairie.
“Stephanie Hayano is a proven executive with an exceptional blend of product marketing, sales, business and leadership skills,” said Randall A. Mason, chairman of the board of Natural Health Trends. “She has the experience and vision to take us to the next level of growth while leveraging the company’s core entrepreneurial spirit,” he continued. Colin O’Brien, the director who chaired NHT’s search committee, added that “Stephanie was clearly the best choice for the CEO position and her proven track record of revitalizing product and sales-driven companies will be instrumental in achieving significant growth for our world-wide sales teams.”

Ms. Hayano commented: “Natural Health Trends has a unique business model that rewards both the distributor and the customer with opportunity to improve their lives through the sale and use of our products. It enables our distributors to realize their dreams of financial security through a dynamic direct selling organization. This direct route to the consumer, I believe, is the future in personal care products. I am comfortable that my strong product, marketing and management skills combined with an industry-leading sales force can help take the company to its full potential, while maintaining its entrepreneurial spirit. I look forward to working with the seasoned management team already in place,” she said.
A native of New York, Ms. Hayano earned her Bachelor of Arts degree from Cornell University where she majored in physics and minored in business.
About Natural Health Trends Corp.
Natural Health Trends Corp. is an international direct-selling company operating through its subsidiaries in 15 countries throughout Asia, North America, Europe and Latin America. The Company markets premium quality personal care products under the NHT Global (formerly Lexxus International) brand. Additional information can be found on the Company’s Website, and management encourages interested parties to register for updated corporate information via e-mail on the Company’s homepage, www.naturalhealthtrendscorp.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 — Forward-looking statements in this release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. Such statements may relate, among other things, to our relationship with our distributors; our need to continually recruit new distributors; our internal controls and accounting methods that may require further modification; regulatory matters governing our products and network marketing system; our ability to recruit and maintain key management; adverse publicity associated with our products or direct selling organizations; product liability claims; our reliance on outside manufacturers; risks associated with operating internationally, including foreign exchange risks; product concentration; dependence on increased penetration of existing markets; the competitive nature of our business; and our ability to generate sufficient cash to operate and expand our business. For a more detailed discussion of the risks and uncertainties of our business, please refer to our Annual Report on Form 10-K and our amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005 filed with the Securities and Exchange Commission. We assume no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.
Contact:
Padilla Speer Beardsley
Mike Greece, 212-752-8338